UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway
San Jose
California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 5, 2026, Western Digital Corporation, a Delaware corporation (the “Company”), issued a conditional notice of redemption in respect of the entire aggregate principal amount outstanding of its 4.750% Senior Notes due 2026 (CUSIP No. 958102AM7) (the “Notes”), which were issued pursuant to an indenture, dated as of February 13, 2018 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank, National Association, as trustee (the “Trustee”) (the “Redemption”). On January 6, 2026, the Trustee provided notice of conditional full redemption (the “Redemption Notice”) to the record holders of the Notes in accordance with DTC procedures.

On February 5, 2026, the Company deposited sufficient funds with the Trustee to pay the redemption price payable in respect of all outstanding Notes (including accrued and unpaid interest on the Notes to, but excluding, the redemption date).

As a consequence of the foregoing, the Company satisfied and discharged its obligations under the Indenture. Upon the satisfaction and discharge of the Indenture on February 5, 2026, the guarantors were also discharged from their respective obligations under the Notes and the guarantees thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Kris Sennesael
Kris Sennesael
Executive Vice President and Chief Financial Officer

Date: February 9, 2026